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EXHIBIT 99.1                                            SELECTED FINANCIAL DATA

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                                                                    DECEMBER 31,
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                                               1997         1996        1995         1994         1993
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                                                                    (IN THOUSANDS)

CONSOLIDATED BALANCE SHEET DATA:
Total assets                                 $370,993     $358,954    $355,854     $348,239     $391,208
Investment securities                          83,701       75,618      69,427       50,822       68,163
Mortgage-backed securities                     30,579       42,730      49,414       51,472       63,055
Net loans                                     236,697      218,313     212,159      217,724      212,421
Real estate acquired by foreclosure or
   substantively repossessed                    2,010        2,230       3,092        8,354       14,970
Deposits                                      325,293      316,366     314,850      315,063      322,234
Borrowed funds                                  2,926        4,927       7,368        6,602       41,863
Stockholders' equity                           40,028       34,445      31,238       23,795       24,418


                                                                    YEAR ENDED DECEMBER 31,
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                                               1997         1996        1995         1994         1993
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                                                     (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Interest and dividend income                 $ 28,539     $ 27,781    $ 27,750     $ 25,640     $ 27,239
Interest expense                               11,404       11,469      11,608        9,961       12,722
                                             --------     --------    --------     --------     --------
   Net interest income                         17,135       16,312      16,142       15,679       14,517
Provision for (recovery of) loan losses          (316)         116        (154)        (287)       1,023
Non-interest income (loss)                      3,339        2,149       2,049       (2,553)       5,261
Non-interest expenses                           9,857        9,768      11,003       10,376       12,970
                                             --------     --------    --------     --------     --------
Income  before income taxes                    10,933        8,577       7,342        3,037        5,785
Income tax expense (benefit)                    3,648        1,968       1,960        1,436       (1,468)
                                             --------     --------    --------     --------     --------

Net income                                   $  7,285     $  6,609    $  5,382     $  1,601     $  7,253
                                             ========     ========    ========     ========     ========

   Basic earnings per share (1)              $   0.96     $   0.90    $   0.75     $   0.23     $   1.04
                                             ========     ========    ========     ========     ========

   Diluted earnings per share (1)            $   0.91     $   0.84    $   0.70     $   0.21     $   0.97
                                             ========     ========    ========     ========     ========

   Cash dividends paid (1)                   $  0.435     $  0.265    $  0.150     $      -     $      -
                                             ========     ========    ========     ========     ========

OTHER DATA:
Return on average assets                         2.02%        1.87%       1.54%        0.44%        1.84%
Return on average stockholders' equity          19.50        20.47       19.30         6.64        36.35
Stockholders' equity to assets at year end      10.79         9.60        8.78         6.83         6.24
Dividend payout ratio                           44.79        29.47       20.09            -            -
Weighted average interest rate spread            4.80         4.69        4.71         4.52         4.01
Net yield on average earning assets              5.03%        4.88%       4.84%        4.55%        3.97%
Number of banking offices                           6            6           6            6            6

The consolidated financial data for the Corporation and its subsidiaries presented above are expanded and explained in more detail by the financial information contained elsewhere herein. The consolidated financial data were derived from audited consolidated financial statements of the Corporation and the Bank at and for the periods shown.

(1) Per share amounts have been retroactively restated to reflect the 2-for-1 stock split effected on May 12, 1998.